UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2011

ENERGIZER RESOURCES INC.

(Exact name of registrant as specified in its charter)

Minnesota (State or Other Jurisdiction of Incorporation)	000-51151 (Commission File Number)	20-0803515 (IRS Employer Identification No.)

520 – 141 Adelaide St. W., Toronto, Ontario, Canada (Address of Principal Executive Offices )	M5H 3L5 (Zip Code)

Registrant’s telephone number, including area code:   (416) 364-4911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See Item 5.07.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

See Item 5.07.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual and Special Meeting of Stockholders (the “Annual Meeting”) of Energizer Resources Inc. (the “Company”) held on December 21, 2011, the stockholders of the Company approved each of the proposals set forth below by the final voting results set forth below.

Proposal 1

To elect the following individuals as directors of the Company, each to serve a term of one year or until his or her successor is duly elected or appointed:

	Number of Shares
	Votes For	Votes Withheld
J.A. Kirk McKinnon	45,478,861	8,728,217
Richard E. Schler	41,510,871	12,696,207
John Sanderson	45,538,861	8,668,217
V. Peter Harder	45,543,861	8,663,217
Quentin Yarie	42,210,528	11,996,550
Craig Scherba	45,538,861	8,668,217

Proposal 2

To approve an amendment to the Company’s Amended and Restated 2006 Stock Option Plan to increase the authorized number of options for common shares of the Company authorized to be issued to 27,000,000 from 22,000,000:

Number of Shares
Votes For	Votes Against	Abstain
26,040,296	16,896,858	199,925

Proposal 4

To ratify the appointment of MSCM LLP, Chartered Accountants, as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2012:

Number of Shares
Votes For	Votes Against	Abstain
51,287,770	916,307	6,687,867

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2011	ENERGIZER RESOURCES INC.
By: /s/ Richard Schler Richard Schler Vice President and Chief Financial Officer